[letterhead of Morgan, Lewis & Bockius LLP]

January 27, 2000

VIA EDGAR

Filing Room
Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Re:  The Rockland Funds Trust
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     (File Nos. 333-9355 and 811-7743)
     ---------------------------------
     Filing Pursuant to 485(b)
     -------------------------

Ladies and Gentlemen:

On behalf of The Rockland Funds Trust (the "Trust"), I enclose herewith for filing pursuant to Rule 485(b) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, Post-Effective Amendment No. 5 to the Trust's Registration Statement on Form N-1A, together with all exhibits thereto.

I hereby certify that this Post-Effective Amendment does not contain disclosure that renders it ineligible to be filed under Rule 485(b).

If you have any questions regarding this Post-Effective Amendment, please do not hesitate to contact me at (215) 963-5187.

Very truly yours,

/s/ John H. Grady, Jr.

John H. Grady, Jr.

Enclosures

cc:    Mr. Charles S. Cruice
       Mr. Jeffrey C. Rugen
       Mr. Jeffrey T. Rauman